UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 13, 2009
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 13, 2009, Alon Refining Krotz Springs, Inc. (“Krotz Springs”), a subsidiary of Alon USA Energy, Inc., entered into a Purchase Agreement with Jefferies & Co. (“Jefferies”) pursuant to which Krotz Springs agreed to issue and sell, and Jefferies agreed to purchase, $216.5 million aggregate principal amount of 13 1/2% Senior Secured Notes due 2014 (the “Notes”) in a private offering. The gross proceeds from the offering will be approximately $205.5 million.
The Notes are being offered only to “qualified institutional buyers” pursuant to the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act and to a limited number of institutional “accredited investors” pursuant to other available exemptions from registration under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The net proceeds of the offering will be used by Krotz Springs to repay outstanding indebtedness and for other general corporate purposes. The closing of the sale of the Notes is expected to occur on or about October 22, 2009, subject to customary closing conditions.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Krotz Springs on the one hand, and Jefferies, on the other, have agreed to indemnify each other against certain liabilities. The Purchase Agreement also provides that the holders of the Notes will be entitled to the benefits of a registration rights agreement, pursuant to which Krotz Springs will, under certain circumstances, file a registration statement with the Securities and Exchange Commission registering an exchange of notes or a resale of the Notes under the Securities Act.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Purchase Agreement dated October 13, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Senior Vice President — Legal, General Counsel and Secretary

Date: October 19, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Purchase Agreement dated October 13, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Co.